Exhibit 3.2

EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS

OF

FIRST BUSINESS FINANCIAL SERVICES, INC.

(a Wisconsin corporation)

Adopted August 10, 2004
Amended February 17, 2005

TABLE OF CONTENTS

ARTICLE I. OFFICES	1
1.01 Principal and Business Offices	1
1.02 Registered Office	1
ARTICLE II. SHAREHOLDERS	1
2.01 Annual Meeting	1
2.02 Special Meeting	1
2.03 Place of Meeting	1
2.04 Notice of Meeting	2
2.05 Fixing of Record Date	2
2.06 Voting Record	3
2.07 Quorum and Voting Requirements; Postponements; Adjournments	3
2.08 Conduct of Meetings	4
2.09 Proxies	4
2.10 Voting of Shares	5
2.11 Acceptance of Instruments Showing Shareholder Action	5
2.12 Waiver of Notice by Shareholders	5
2.13 Unanimous Consent Without Meeting	6
2.14 Treasury Stock and Subsidiaries	6
2.15 Director Nominations and Shareholder Proposals	6
2.16 Inspectors of Election	7
2.17 Nominating Committee	8
ARTICLE III. BOARD OF DIRECTORS	8
3.01 General Powers, Number and Qualifications	8
3.02 Term of Office	8
3.03 Nominations	8
3.04 Regular Meetings	8
3.05 Special Meetings	8
3.06 Notice; Waiver	9
3.07 Quorum	9
3.08 Manner of Acting	10
3.09 Conduct of Meetings	10
3.10 Vacancies	10
3.11 Removal or Resignation	10
3.12 Compensation	10
3.13 Presumption of Assent	11
3.14 Committees	11
3.15 Unanimous Consent Without Meeting	11
3.16 Meetings By Telephone Or By Other Communication Technology	11
3.17 Duties of Chairperson	12
ARTICLE IV. OFFICERS	12
4.01 Designation of Titles	12

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4.02 Election and Term of Office	12
4.03 Removal	12
4.04 Vacancies	12
4.05 Duties of Chief Executive Officer	12
4.06 Duties of President	13
4.07 Duties of Vice Presidents	13
4.08 Duties of Secretary	13
4.09 Duties of Treasurer	13
4.10 Duties of Assistants	14
4.11 Death, Absence or Inability to Act of the Chief Executive Officer	14
4.12 Remuneration	14
ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS, CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS	14
5.01 Conflict of Interest Transactions	14
5.02 Contracts	14
5.03 Loans	15
5.04 Checks, Drafts and Other Evidences of Indebtedness	15
5.05 Deposits	15
5.06 Voting of Securities Owned by the Corporation	15
ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER	15
6.01 Certificates for Shares	15
6.02 Facsimile Signatures	16
6.03 Signature by Former Officers	16
6.04 Transfer of Shares	16
6.05 Restrictions on Transfer	16
6.06 Lost, Destroyed or Stolen Certificates	16
6.07 Consideration for Shares	16
6.08 Uncertificated Shares	17
6.09 Transfer Agent and Registrar	17
6.10 Stock Regulations	17
ARTICLE VII. INDEMNIFICATION	17
7.01 Right to Indemnification	17
7.02 Advance Payments of Expenses as Incurred	18
7.03 Contract	18
7.04 Non-Exclusive Rights	18
7.05 Insurance	18
7.06 Other Indemnification Rights	18
7.07 Liability of Directors	19
7.08 Settlement	19
7.09 Effect of Amendment	19

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ARTICLE VIII. SEAL	19
ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT	19
ARTICLE X. DIVIDENDS	20
ARTICLE XI. AMENDMENTS	20
11.01 By Shareholders	20
11.02 By Directors	20
11.03 Implied Amendments	20

iii

AMENDED AND RESTATED BY-LAWS

OF
FIRST BUSINESS FINANCIAL SERVICES, INC.
(a Wisconsin corporation)

Introduction - Variable References

0.01.	Date of annual shareholders’ meeting (See Section 2.01):

5:30 p.m.	1st	Monday	May
(HOUR)	(WEEK)	(DAY)	(MONTH)

0.02	Required notice of shareholders’ meeting (See Section 2.04): not less than ten (10) days.

0.03.	Authorized number of Directors (see Section 3.01): nine (9)

0.04	Required notice of Directors’ meeting (See section 3.05): not less than forty-eight (48) hours.

0.01.	Amended February 17, 2005 by action of the FBFS Board of Directors

ARTICLE I. OFFICES

     1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

ARTICLE II. SHAREHOLDERS

     2.01 Annual Meeting. The annual meeting of the shareholders shall be held at the date and hour in each year set forth in Section 0.01, or at such other time and date within 30 days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at the annual meeting only in accordance with Article II of these By-laws.

     2.02 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairperson of the Board of Directors, the President, by resolution adopted by a majority of the Board of Directors, or by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The record date for determining shareholders entitled to demand a special meeting shall be the date that the first shareholder signs the demand. If duly called, the Corporation shall communicate notice of a special meeting as set forth in Section 2.04. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at a special meeting only in accordance with Article II of these By laws.

     2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented at the meeting.

     2.04 Notice of Meeting. Notice may be communicated in person, by telephone, facsimile or other form of wire or wireless communication, or by mail or private carrier and, if these forms of personal notice are impracticable, notice may be communicated by any other means permitted by law. Such notice stating the place, day and hour of the meeting and, in the case of a special meeting, a description of each purpose for which the meeting is called, shall be communicated or sent not less than the number of days set forth in Section 0.02 (unless a longer period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation) nor more than 60 days before the date of the meeting, by or at the direction of the Chairperson of the Board (if one is designated), the President, the Secretary, or other Officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice is effective at the earliest of the following:

(i)	when received;

(ii)	on deposit in the U.S. mail, if mailed postpaid and correctly addressed; or

(iii)	on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

Written notice to a shareholder shall be deemed correctly addressed if it is addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

     2.05 Fixing of Record Date. A “shareholder” of the Corporation shall mean the person in whose name shares are registered in the stock transfer books of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer books of the Corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors shall fix a future date not less than ten days and not more than 70 days prior to the date of any meeting of shareholders for the determination of the shareholders entitled to notice of, or to vote at, such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the notice of the meeting is mailed shall be the record date for such determination of shareholders. The Board of Directors also may fix a future date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose, which record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting. The record date for determining shareholders entitled to a distribution or a share dividend shall be the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

     2.06 Voting Record. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. The Corporation shall make the shareholders’ list available for inspection by any shareholder beginning two business days after the notice of meeting is given for which the list was prepared and continuing to the date of the meeting, at the Corporation’s principal office. Such record also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. A shareholder or his or her agent or attorney may, on written demand, inspect and copy the list subject to the requirements set forth in Sections 180.1602 and 180.0720 of the Wisconsin Business Corporation Law. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

     2.07 Quorum and Voting Requirements; Postponements; Adjournments. Shares entitled to vote as a separate voting group as defined in the Wisconsin Business Corporation Law may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Wisconsin Business Corporation Law provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     If a quorum exists, action on a matter, other than the election of Directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation of the Corporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. “Plurality” means that the individuals with the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the election.

     “Voting group” means any of the following:

     (i) All shares of one or more classes or series that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.

     (ii) All shares that under the Articles of Incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter.

     The Board of Directors acting by resolution may postpone and reschedule any previously scheduled meeting, provided, however, that a special meeting called by at least 10% of the shareholders may not be postponed beyond the 30th day following the originally scheduled meeting.

     Any meeting may be adjourned from time to time, whether or not there is a quorum:

     (i) At any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group; or

     (ii) at any time prior to the transaction of any business at a meeting which was not called by at least 10% of the shareholders, by the Chairperson of the Board, the President or pursuant to a resolution of the Board of Directors.

No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     2.08 Conduct of Meetings. The Chairperson of the Board, or in the Chairperson’s absence, the President, or in the President’s absence, a Vice President, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding Officer may appoint any other person to act as Secretary of the meeting.

     2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. Such proxy appointment is effective when received by the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the appointment form of proxy, the proxy appointment shall be effective for all matters considered before the meeting, including procedural matters and adjournments pursuant to Section 2.07. Unless otherwise provided in the appointment form of proxy, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding Officer during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form of proxy. In addition to the presumptions set forth in Section 2.11 below, the Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

     2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law.

     2.11 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

     (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

     (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

     (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

     (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

     (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other Officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

     2.12 Waiver of Notice by Shareholders. Whenever any notice whatsoever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to the following:

     (i) lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and

     (ii) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.13 Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or By-laws or any provision of law to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     2.14 Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

     2.15 Director Nominations and Shareholder Proposals.

     (a) Nominations for the election of Directors and proposals for any business to be considered by shareholders at any annual or special meeting of shareholders may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote generally in the election of Directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, and for such nominations or other business to be properly before the annual or special meeting, he or she must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation: (a) with respect to an annual meeting, not less than 60 days nor more than 90 days prior to the date of the previous year’s annual meeting of shareholders, except that (i) if no annual meeting was held in the previous year, such notice must be provided not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to shareholders, and (ii) if the previous year’s annual meeting date occurred more than 60 days after the date specified in Section 0.01 of these By-laws, such notice must be provided not less than 60 days nor more than 90 days prior to the date specified in Section 0.01; and (b) with respect to a special meeting, such notice must be provided not later than the close of business on the tenth day following the day on which notice of the special meeting was mailed to shareholders.

     (b) Each such notice given by a shareholder to the Secretary with respect to nominations for election of Directors shall set forth in writing (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation beneficially owned by each such nominee; (iv) a description of all arrangements or understandings between such shareholders and such nominees and any other person (naming such person) pursuant to which the nomination is to be made by the shareholders; (v) such other information as would be required to be included, or would be otherwise required to be disclosed, in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including any information that would be required to be included had the nominee been nominated by the Board of Directors; (vi) the written consent of each nominee to be named in a proxy statement as a nominee and to serve, if elected, as a Director; and (vii) as to the shareholder giving such notice: (A) his or her name and address as they appear on the Corporation’s books; (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (C) a representation that such shareholder is a holder of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     (c) Each notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting of shareholders shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation beneficially owned by such shareholder; and (iv) any material interest of the shareholder in such business. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     (d) The chair of a meeting of shareholders of the Corporation shall, if the facts warrant, determine and declare to the meeting that a Director nomination or business proposal by a shareholder of the Corporation was not properly brought before the meeting in accordance with the provisions of these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and such nomination shall not be considered, or such business proposal shall not be considered, as applicable.

     2.16 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof.

     Unless otherwise prescribed by regulations of the Board, the duties of such inspectors shall include: determining the number of shares of stock outstanding and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote;

counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     2.17 Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as Directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Corporation. No nominations for Directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are properly made pursuant to Article II of these By-laws.

ARTICLE III. BOARD OF DIRECTORS

     3.01 General Powers, Number and Qualifications. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation. The number of Directors of the Corporation shall be as provided in Section 0.03. The number of Directors may be increased or decreased from time to time by amendment to this Section adopted by the shareholders or the Board of Directors but no decrease shall have the effect of shortening the term of an incumbent Director.

     3.02 Term of Office. The Board of Directors, other than those members who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes. At the first annual meeting of shareholders following the effective date of the Corporation’s Articles of Incorporation, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and, with respect to Directors of each class, until their respective successors are elected and qualified. At each subsequent annual meeting of shareholders, Directors elected to succeed those whose terms are expiring shall be elected for a term to expire at the third succeeding annual meeting of shareholders and until their respective successors are elected and qualified.

     3.03 Nominations. Nominations for the election of Directors shall be made in accordance with the provisions of Sections 2.01, 2.02, 2.15 and 2.17 of Article II of these By-laws.

     3.04 Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings without other notice than such resolution.

     3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson of the Board, President, or one-third of the Directors. The Chairperson of the Board, President or Directors calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

     3.06 Notice; Waiver. Notice may be communicated in person, by telephone, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by any other means permitted by law. Notice of each meeting of the Board of Directors (unless otherwise provided pursuant to Section 3.04) shall be communicated to each Director at his or her business address or telephone number or at such other address or telephone number as such Director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. Written notice is effective at the earliest of the following:

(i)	when received;

(ii)	on deposit in the U.S. Mail, if mailed postpaid and correctly addressed; or

(iii)	on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

     Whenever any notice whatsoever is required to be given to any Director of the Corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these By-laws, a majority of the number of Directors then in office, provided this number constitutes no fewer than one-third of the number of Directors as provided in Section 0.03, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present or participating (though less than such quorum) may adjourn the meeting from time to time without further notice. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or by these By-laws, a quorum of any committee of the Board of

Directors created pursuant to Section 3.14 hereof shall consist of a majority of the number of Directors appointed to serve on the committee.

     3.08 Manner of Acting. If a quorum is present or participating when a vote is taken, the affirmative vote of a majority of Directors present or participating is the act of the Board of Directors or a committee of the Board of Directors, unless the Wisconsin Business Corporation Law or the Articles of Incorporation or the By-laws require the vote of a greater number of Directors.

     3.09 Conduct of Meetings. The Chairperson of the Board, or in the Chairperson’s absence, the President, or in the President’s absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall act as chair of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present or participating to act as Secretary of the meeting.

     3.10 Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election only by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors, or by the shareholders as provided in Section 180.0808 of the Wisconsin Business Corporation Law (or any successor statute provision); provided that in case of a vacancy created by the removal of a Director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

     3.11 Removal or Resignation.

     (a) Directors may be removed from office by shareholders of the Corporation only for cause, which shall be defined for this purpose as a breach of or failure to perform a duty which breach or failure is described in subsection (a) through (d) of Section 180.0828(1) of the Wisconsin Business Corporation Law.

     (b) Whenever the holders of any one or more classes or series of Preferred Stock of the Corporation have the right, voting separately as a class, to elect one or more Directors, only the shareholders of that class or series of Preferred Stock may participate in the vote to remove that Director.

     (c) A Director may resign at any time by filing his or her written resignation with the Secretary of the Corporation.

     3.12 Compensation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, Officers and employees to the Corporation.

     3.13 Presumption of Assent. A Director of the Corporation who is present at or participates in a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     3.14 Committees.

     (a) Regular Committees. The Board of Directors, by vote of a majority of the Board of Directors, may from time to time designate regular committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect two or more members of the Board at the annual meeting each year (or at such other time as the Board of Directors may determine) to comprise each regular committee. Committee members shall hold office until the next Board meeting at which committee appointments are made in accordance with these By-laws and until their successors are appointed and qualified.

     (b) Special Committees. In addition to the foregoing regular committees, the Board of Directors may, from time to time, establish special committees and specify the composition, functions and authority of any such special committee.

     (c) Vacancies; Temporary Appointments. When, for any cause a vacancy occurs in any regular committee, the remaining committee members, by majority vote, may fill such vacancy by a temporary appointment of a Director not on the subject committee to fill the vacancy until the next Board meeting, at which time the full Board shall fill the vacancy.

     (d) Committee Minutes and Reports. All of the foregoing committees shall keep minutes and records of all of their meetings and activities and shall report the same to the Board of Directors at its next regular meeting. Such minutes and records shall be available for inspection by the Directors at all times.

     3.15 Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or the By-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all Directors then in office.

     3.16 Meetings By Telephone Or By Other Communication Technology. Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section 180.0820 of the Wisconsin Business Corporation Law (or any successor statutory provision).

     3.17 Duties of Chairperson. The Chairperson of the Board when not designated as the Chief Executive Officer of the Corporation shall assist the Board in the formulation of policies and may make recommendations therefor. Information as to the affairs of the Corporation in addition to that contained in the regular reports shall be furnished to him or her on request. He or she may make suggestions and recommendations to the President regarding any matters relating to the affairs of the Corporation and shall be available to the President for consultation and advice.

ARTICLE IV. OFFICERS

     4.01 Designation of Titles. There shall be elected by the Board of Directors at its first regular meeting after the annual meeting of shareholders in each year, a Chief Executive Officer, who may be designated either Chairperson of the Board or President or both. The Board may elect a Chairperson of the Board who is not designated the Chief Executive Officer. At the same meeting, the Board shall elect the following principal Officers: (i) President; (ii) such number of Vice Presidents with such designations as the Board of Directors at the time may decide upon; (iii) Secretary; and (iv) Treasurer. Any number of such offices may be held and the duties thereof may be performed by one person. The Board of Directors in its discretion may also elect for any year one or more Assistant Secretaries, one or more Assistant Treasurers and such other Officers as may from time to time be provided for by the Board of Directors. All Officers unless sooner removed shall hold their respective offices until the first regular meeting of the Board of Directors after the next succeeding annual meeting of shareholders and until their successors, willing to serve, shall have been elected, but any Officer may be removed from office at any time at the pleasure of the Board of Directors.

     4.02 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected, or until his death as hereinafter provided. The Board of Directors may authorize the Corporation to enter into an employment contract with any Officer in accordance with regulations prescribed by the Board; but no such contract shall impair the right of the Board of Directors to remove any Officer at any time in accordance with these By-laws.

     4.03 Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     4.05 Duties of Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer designated by the Board of Directors shall have and be responsible for the general management and direction of the business of the Corporation, shall establish the lines of authority and supervision of the Officers and employees of the Corporation, shall have the power to appoint and remove and discharge any and all agents and employees of the Corporation not elected or appointed directly by the Board of Directors, and shall assist the Board in the formulation of policies of the Corporation. The Chief Executive Officer, if approved by the Chairperson of the Board, may delegate any part of his or her duties to the President or to one or more of the Vice Presidents of the Corporation.

     4.06 Duties of President. Subject to the control of the Board of Directors, the President shall have immediate charge of the operations of the Corporation, under the supervision of the Chief Executive Officer if the offices are occupied by different persons; and shall perform such other duties as may be assigned to him or her by the Board, the Chairperson or the Chief Executive Officer. The President, if approved by the Chairperson of the Board, may delegate any part of his or her duties to one or more of the Vice Presidents of the Corporation.

     4.07 Duties of Vice Presidents. Each of the Vice Presidents shall have such powers and duties as may be prescribed for him or her by the Board of Directors and by the Chief Executive Officer.

     4.08 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall be responsible for the custody and care of the Corporation seal, corporate records and minute books of the Corporation, and of all other books, documents and papers as in the practical business operation of the Corporation shall naturally belong in the office or custody of a Secretary, or shall be placed in his or her custody by the Chief Executive Officer or by the Board of Directors. He or she shall be responsible for the custody of the stock books of the Corporation and shall keep a suitable record of the addresses of shareholders. He or she shall also act as Secretary of all shareholders’ meetings and keep a record thereof. He or she shall, except as may be otherwise required by statute or by these By-laws, sign, issue and publish all notices required for meetings of shareholders and of the Board of Directors. He or she shall sign stock certificates, bonds and mortgages and all other documents and papers to which his or her signature may be necessary or appropriate, shall affix the seal of the Corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary, or as may be prescribed for him or her by the Chief Executive Officer or by the Board of Directors.

     4.09 Duties of Treasurer. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Corporation in such banks, trust companies or safety vaults as the Board of Directors may direct, and shall keep a proper record of cash receipts and disbursements. He or she may in the absence of the Secretary or Assistant Secretaries, sign stock certificates. He or she shall be responsible for the custody of such books, receipted vouchers and other books and papers as in the practical business operation of the Corporation shall naturally belong in the office or custody of the Treasurer, or shall be placed in his or her custody by the Chief Executive Officer, or by the Board of Directors. He or she shall sign checks, drafts and other papers providing for the payment of money by the Corporation for operating purposes in the usual course of business and shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him or her by the Chief Executive Officer or by the Board of Directors.

     4.10 Duties of Assistants. The Assistant Secretaries and Assistant Treasurers shall respectively assist the Secretary and Treasurer of the Corporation in the performance of the respective duties assigned to such principal Officer and in assisting his or her principal Officer each assistant Officer shall to that extent and for such purpose have the same powers as his or her principal Officer. The powers and duties of any such principal Officer shall temporarily devolve upon an assistant Officer in case of the absence, disability, death, resignation or removal from office of such principal Officer.

     4.11 Death, Absence or Inability to Act of the Chief Executive Officer. In the event of the untimely death or absence or inability to act of the Chief Executive Officer, his or her powers and duties shall devolve temporarily in the following manner: first to the President (when he or she is not the Chief Executive Officer), next to the highest ranking Vice President and, in the event that there is more than one Vice President in the highest rank, then to the one with the most seniority as a highest ranked Vice President. Within sixty (60) days, the temporary Chief Executive Officer shall notify the most senior outside Board member of the absence or inability to act of the Chief Executive Officer. Said Board member shall convene a meeting of the outside members of the Board, who shall act as a committee. The committee shall determine and evaluate all the facts pertinent to the Chief Executive Officer’s absence or inability to act and then make such recommendations to the Board of Directors as they deem appropriate under the circumstances. The Board of Directors shall meet and act upon said recommendations within thirty (30) days following the determinations of said Committee.

     4.12 Remuneration. The remuneration of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such remuneration by reason of the fact that he also is a Director of the Corporation.

ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS,

CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

     5.01 Conflict of Interest Transactions. A “conflict of interest” transaction means a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. The circumstances in which a Director of the Corporation has an indirect interest in a transaction include but are not limited to a transaction under any of the following circumstances: (i) another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or (ii) another entity of which the Director is a director, officer or trustee is a party to the transaction and the transaction is or, because of its significance to the Corporation should be, considered by the Board of Directors of the Corporation. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any of the circumstances set forth in Section 180.0831 of the Wisconsin Business Corporation Law (or any successor statutory provision) are true or occur.

     5.02 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

     5.03 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     5.04 Checks, Drafts and Other Evidences of Indebtedness. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

     5.05 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

     5.06 Voting of Securities Owned by the Corporation. Subject to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he or she is present, or in the President’s absence, by the Secretary of the Corporation who may be present, and (ii) whenever, in the judgment of the President, or in his absence, of the Secretary, it is desirable for this Corporation to execute an appointment of proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy appointment or consent shall be executed in the name of this Corporation by the President, or the Secretary of this Corporation in the order as provided in clause (i) of this Section, without necessity of any authorization by the Board of Directors or countersignature or attestation by another Officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President and Secretary or by another Officer designated by the Chairman of the Board or the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06 hereof.

     6.02 Facsimile Signatures. The signature of the Chairman of the Board or other authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

     6.03 Signature by Former Officers. In case any Officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the date of its issue.

     6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the shareholder of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (i) the certificate included or was accompanied by the necessary endorsements, and (ii) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

     6.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

     6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (i) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (ii) files with the Corporation such indemnity bond, affidavit, indemnity agreement or other instrument as the Board of Directors or the responsible Officers may require, in their sole discretion, in the individual circumstances, and (iii) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     6.07 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable, except as provided by Section 180.0622 of the Wisconsin Business Corporation Law (or any successor statutory provision) which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

     6.08 Uncertificated Shares. In accordance with Section 180.0626 of the Wisconsin Business Corporation Law, the Board of Directors may issue any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by Section 180.0625 and 180.0627, if applicable, of the Wisconsin Business Corporation Law, and by the By-laws of the Corporation.

     The Corporation shall maintain at its offices, or at the office of its transfer agent, an original or duplicate stock transfer book containing the names and addresses of all shareholders and the number of shares held by each shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owners of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice, thereof, except as otherwise provided by the laws of the State of Wisconsin.

     6.09 Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation also may maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

     6.10 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VII. INDEMNIFICATION

     7.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of service as a Director or Officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, or employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in their capacity as a Director or Officer or in any other capacity while serving as such, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Wisconsin Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent the amendment permits the Corporation to provide broader indemnification rights than such law permitted prior to amendment), against all expense, liability and loss (including attorneys’ fees, judgments, settlements, penalties, assessments, forfeitures, fines, excise taxes assessed with respect to an employee benefit plan and reasonable expenses) reasonably incurred or suffered by the indemnitee in connection therewith; provided, however, that, except as provided in Section 7.05 of this Article VII, the Corporation shall indemnify such indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding (or part thereof) was authorized by the Board pursuant to the Wisconsin Business Corporation Law on written request by the indemnitee to the Corporation.

     7.02 Advance Payments of Expenses as Incurred. The right to indemnification conferred in Section 7.01 of this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (“advancement of expenses”); provided, that if the Wisconsin Business Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (“undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (“final adjudication”) that the indemnitee is not entitled to indemnification for expenses under this Article VII or otherwise, together with a written affirmation by the indemnitee of his or her good faith belief that he or she has not breached or failed his or her duties to the Corporation.

     7.03 Contract. The rights to indemnification and to the advancement of expenses conferred in Sections 7.01 and 7.02 of this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

     7.04 Non-Exclusive Rights. The rights to indemnification and to advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of shareholders, vote of Directors, the Articles of Incorporation, these By-laws, or otherwise.

     7.05 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, regardless of whether the Corporation would have the power to indemnify such person against such expense, liability or loss under the Wisconsin Business Corporation Law.

     7.06 Other Indemnification Rights. The Corporation may, as authorized from time to time by a majority vote of the Board, grant indemnification and advancement of expenses to any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, including, without limitation, any subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent as this Article VII permits indemnification and advancement of expenses for Directors and Officers of the Corporation.

     7.07 Liability of Directors. A Director or Officer of this Corporation shall not be personally liable to the Corporation or its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for monetary damages for breach or failure to perform any duty resulting from his or her status unless the person asserting liability proves that the breach or failure to perform constitutes (i) a willful failure to deal fairly with the Corporation or its shareholders in a matter in which the Director or Officer has a material conflict of interest, (ii) a violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful, (iii) a transaction from which the Director or Officer received an improper personal benefit, or (iv) willful misconduct. If the Wisconsin Business Corporation Law is hereafter amended to authorize corporation action further eliminating or limiting the personal liability of directors and officers, the liability of Directors and Officers of the Corporation shall be eliminated or limited to the fullest extent permitted by such law as amended.

     7.08 Settlement. The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any proceeding within the scope of Section 7.01 of this Article VII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such proceeding and which is acceptable to the Corporation, then, notwithstanding any other provisions hereof, the indemnification obligation of the Corporation to such person in connection with such proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

     7.09 Effect of Amendment. Any repeal or modification of any portion of this Article VII shall not adversely affect any right or protection of a Director, Officer or other indemnitee existing at the time of such repeal or modification.

ARTICLE VIII. SEAL

     The Board of Directors may provide a corporate seal which may be circular in form and may have inserted thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.

ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE X. DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of common stock in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE XI. AMENDMENTS

     11.01 By Shareholders. The By-laws may be altered, amended or repealed and new By-laws may be adopted by the shareholders at a meeting of shareholders called for that purpose.

     11.02 By Directors. The By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at or participating in any meeting at which a quorum is in attendance; but no By-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-law so adopted so provides.

     11.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the By-laws so that the By-laws would be consistent with such action, shall be given the same effect as though the By-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.